Pricing Supplement No. 6 Dated November 8, 1995
(To Prospectus dated March 24, 1995  File No.:  33-57671)
Filed Pursuant to:  Rule 424 (b) (3)





                                $250,000,000.00

                                 COMDISCO, INC.

                               Medium-Term Notes
              Due from 9 Months to 15 years From the Date of Issue


                                MEDIUM TERM NOTE
                                   FIXED RATE


Date of Issue: November 8, 1995

Maturity Date: November 10, 1997

Principal Amount:  $10,000,000.00

Price to Public:  100%




Initial Interest Rate:     5.91%

Interest Payment Dates:  March 1 and September 1

Form:    __X__ Book Entry            _____ Certificated

Optional Redemption Date:  N/A

Optional Repayment Date:   N/A

Agent's Discount or Commission:  $25,000.00

Cusip Number:     20033R DJ 5

NOTE: Salomon Brothers has purchased the Notes as principal in this transaction for resale to one or more investors at varying prices related to prevailing market conditions at the time or times of resale as determined by Salomon Brothers.